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                                                                   EXHIBIT 10.28

                             21st Century Kid Castle
                         Culture Media Co., Ltd.
                               Investment Contract

Content
Chapter One          General Provisions
Chapter Two          Investment parties
Chapter Three        Establishment of the company
Chapter Four         The purpose, scope, and scale of the production and business
Chapter Five         Aggregate investment and registered capital
Chapter Six          Responsibilities of each investor
Chapter Seven        Board of directors
Chapter Eight        Business management organization
Chapter Nine         Equipment purchase
Chapter Ten          Labour management
Chapter Eleven       Taxes, finance and audit
Chapter Twelve       Leasing the office building
Chapter Thirteen     Term of investment
Chapter Fourteen     Termination of the company
Chapter Fifteen      The disposal of assets after the expiration of the contract
Chapter Sixteen      Insurance
Chapter Seventeen    Loyalty Clause
Chapter Eighteen     Amendment, alteration and termination of the contract
Chapter Nineteen     Liability for breach of contract
Chapter Twenty       Force majeure
Chapter Twenty-One   Applicable law and dispute settlement
Chapter Twenty-Two   Effectiveness of the Contract and Miscellaneous

21st Century Kid Castle Culture Media Co., Ltd

          Investment Contract

Chapter One General Provisions

In accordance with the Law of the People's Republic of China and other related laws and regulations, and under the principle of equality and mutual benefit and through friendly negotiation, both party A and party B have agreed in consensus to establish a limited company in Nanchang city, Jiangxi province through joint investment, and therefore enter into this contract.

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Chapter Two Investment Parties

ARTICLE 1

      All parties entering into the contract are as following:
      Name of party A: 21st Century Publishing House
      Legal address:
      Legal representative:
      Title:
      Nationality:

      Name of party B: Kid Castle Educational Software Development Co.,
Ltd.
      Legal address:
      Legal representative:
      Title:
      Nationality:

Chapter Three Establishment of the Company

ARTICLE 2

In accordance with the Company Law of the People's Republic of China and other relevant laws and regulations, both party A and party B have agreed to establish a limited company (Mentioned as "the company" hereafter) in Nanchang city, Jiangxi province.

ARTICLE 3

Name of the company: 21st Century Kid Castle Culture Media Co., Ltd Legal address of the company: Nanchang city, Jiangxi province

ARTICLE 4

All activities of the company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China, and the company shall enjoys interests and protection provided by these laws, decrees and pertinent rules.

ARTICLE 5

The organizational form of the company is a limited liability company. Each party's liability is limited to its subscribed capital distribution stipulated in article 9 of this contract; the company conducts autonomous management, keeps independent accounts, and assumes sole responsibility for its profits or losses. The external liabilities of the company shall be settled in accordance with relevant laws and regulations, but the settlement needs the agreement of both parties. When the company is liquidated at the time of expiration or termination of the contract, the profit, if any, shall be shared by party A and party B in proportion to their contributions of the registered capital; and if there is any loss, it shall be solely born by party B.

Chapter Four   The purpose, Scope, and Scale of Production and Business

ARTICLE 6

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The goals of the parties to the company are to enhance economic cooperation and promote technical exchanges, for the purpose of serving China's educational reform development, establish agency business relationship solely with Shanghai Kid Castle Educational Software Development Co., Ltd in businesses of Kid Castle kindergartens, Kid Castle advanced studies and in service training schools, Kid Castle after school interest classes, Kid Castle commercial agents, Kid Castle teaching materials, Kid Castle teaching cooperation, Kid Castle business promotion etc, so as to promote the licensed use of these intellectual properties. In accelerating the development of foreign language education and pre-school education in China, by utilizing advanced management methods and market operation means, strengthen the company's market competitive force in high service quality, so as to raise economic results and ensure satisfactory economic benefits for each investor.

ARTICLE 7

The business scope of the company: Publication and distribution of books, newspapers, and audiovisual products; sale of educational products and office supplies; advertisement, education management, training, consultation; corporate image design, and marketing planning. The board of directors of the company has the right to adjust the company's business scope and development scale according to the market needs and development trends within the scope allowed by the laws and regulations. This scope shall be subject to the result of the declaration.

ARTICLE 8

The company shall, when it is necessary, establish enterprises or educational organizations, with the company as the main investment body, to carry out identical or similar business as the company's scope of business. The specific method for establishing these affiliated enterprises and the sharing of profits shall be decided by the board of directors in accordance the standing orders of the company's articles of association.

The company's business scope:

1.    Join-in

      Utilize all the authorized Kid Castle teaching, kindergarten and school management systems and brand recognition to join in business; the join-in products shall be mainly oriented to the medium and small scaled investors with certain financial strength, their main markets are communities in cities and towns, and in places with dense population. The join-in products shall be oriented to the high and medium end markets, emphasize the rallying point of the brand and refined children and preschool education. The join-in opportunities include: join-in kindergartens, join-in advanced studies schools, Kid Castle after school interest classes.

2.    Sale of teaching materials

      Under the support of passes of the join-in bodies and the rallying points of the brand, through human relations and market promotion, the sale of teaching materials can be greatly expanded, and can create a very large sales value. Teaching materials sold within the system are different from those sold on a larger scale in society. They are used at different times by consumers and have different functions, therefore opportunities for their repeated consumption by users is increased. The teaching materials have relatively low prices, so while they are

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      occupying the medium and high-end markets, they also penetrate into the low-end market. Thus the popularity of brand names will be expanded in a wider scope. Teaching materials sales include the sale of in-system teaching materials and the sale of social-oriented teaching materials.

3. The promotion of the use of teaching materials and teaching cooperation Schools using Kid Castle Teaching materials and cooperating with Kid Castle can continually cultivate and train large numbers of qualified teachers, who can be dispatched to other schools to teach Kid Castle courses. The teacher-providing service provided by these dispatched teachers will become another large source of income, and this source of income has great development potential. The teacher-providing service can also help ensure the Kid Castle teaching quality, protect Kid Castle's popularity and good reputation. For those schools and kindergartens, this kind of service solves their problem of shortage of professional teachers, and this also expands the sale of the teaching materials.

4.    Teaching management system output

      All kinds of Kid Castle's teaching, kindergarten and school management systems can be output, the brand will not be output.

5.    Sale of audiovisual products

6.    Directly running schools and kindergartens

      The newly established company can directly run kindergartens and advanced study schools.

Chapter Five The Aggregate Investment and Registered Capital

ARTICLE 9

The company's aggregate investment shall be RMB 1 million Yuan, and the registered capital shall be RMB 1 million Yuan. The company's aggregate investment and/or registered capital can be increased under the decision of the board of directors according to business needs.

Party A shall pay 1 million Yuan as the registered capital, accounting for 50% of the total registered capital. Party B shall pay 1 million Yuan as the registered capital, accounting for 50% of the total registered capital.

The form of party A's capital contributions: monetary fund

The form of party B's capital contributions: monetary fund

ARTICLE 10

In case any shareholder of the company intends to transfer all or part of his investment rights and benefits to a third party, consent shall be obtained from the other shareholder, and approval from the examination and approval authority is required.

1. When one shareholder of the company intends to transfer all or part of his investment rights and benefits, consent shall be obtained from the other party at first.

      a. The shareholder who intends to transfer all or part of his investment rights and benefits (referred as "the transferor" hereafter), shall notify the other shareholder (referred as "the transferee" hereafter) in writing (referred to as

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            "the offer notice" hereafter) to explain its transferring intension, and describe the rights and benefits it intends to transfer
            (referred as "the transferred rights" hereafter), the price of the transferred right, and its intended transferee (referred as "the intended transferee" hereafter). The non-transferring party has preemptive right to purchase the transferred right, the transferring conditions, offered by the transferor to the non-transferring party, described in the offer notice, shall not be higher than that offered by the transferor to any intended transferee or that offered by the intended transferee to the transferor. The non-transferring party shall give a reply to the transferor within 30 days after the offer notice is sent out, to explain whether it intends to use its preemptive right to purchase the transferor's transferred rights in the company. If the non-transferring party fails to reply to the offer notice within 30 days, it shall be deemed that the transferor has obtained the non-transferring party's written agreement to transfer the transferred rights to the intended transferee under the conditions described in the offer notice.

            If the non-transferring party purchases all the transferred rights, the transferor and the non-transferring party shall complete the transferring transaction as following:

            (1) Within 40 days after the offer notice is sent out, or after receiving written notice for purchase intention from the non-transferring party, dependent on which comes earlier, the transferor shall notify the non-transferring party the scheduled date of transaction for the transferred rights, this scheduled date of transaction shall be arranged between the 30th day to the 70th day after the offer notice is sent out. And this transaction shall be completed in the company's main working body or office.

            (2) In the transaction, the non-transferring party shall pay the price as stipulated in the offer notice to purchase the offered rights. In case the transaction for the offered rights is unable to be completed within the time limit stipulated in this clause, it is deemed that the transferor's transferring right has become ineffective, and stipulations in this clause are applicable. In case the failure of the above transaction is caused by the non-transferring party's act or nonfeasance, and the non-transferring party fails to make correction within 10 days after receiving written notice from the transferor, the transferor shall have the right to transfer all of its transferred rights according to this clause.

      b. In the following circumstances: (a) if the non-transferring party does not accept the transferor's offer notice; or the non-transferring party selects to purchase only part of the transferred rights instead of all of them, or (b) if the transferor intends to transfer all of the transferred rights in accordance with the clause, a, in this article, then the transferor can transfer all of the transferred rights to the intended transferee, but the transferring condition shall not be more favorable than that offered in the offer notice. Under aforesaid item (a), the transfer of rights to the third party shall be completed within 90 days after the offer notice is sent out; under aforesaid item (b), the transaction shall be completed within 100 days after the non-transferring party fails to fulfill its obligations.

2. Both investment parties agree to assist the transfer of rights described in this article by applying to the relevant authorities for the transaction.

3. Any transferee, buyer, or successor of the transferred rights shall undertake the obligations and responsibilities of the transferor stipulated in this contract, and

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      enjoy the relevant rights and benefits, after acceptance of the transferred tights.

4. After one shareholder transfers all or part of its rights, the transferor shall return the capital contribution certificate issued by the company for cancellation, and the company shall issue a new capital contribution certificate according to the real circumstance at that time.

5. Any shareholder shall not put all or part of its rights in the company in mortgage, impawn or any other form of vouch without consensus agreement from all the other parties. (the other party shall not defer or refuse to give written agreement without excuse.)

Chapter Six Responsibilities of Each Party in the Company

ARTICLE 11

Before the company obtains the business license, each investment party shall dispatch representatives to organize a preparatory group, which consists of members from both parties at the ratio as that of the board of directors stipulated in the contract. The preparatory group shall have a executive leader appointed by party A. After the company is established, the executive leader shall be the vice general manager of the company in the first session.

The preparatory group shall take charge of all the preparatory work for the establishment of the company. The preparatory group shall accept the proposals for the company's organizational structure, department responsibilities and personal responsibilities, sales planning, all kinds of regulations and systems, and other proposals, all these proposals shall become part of the company's management methods and system; and accept guidance by Shanghai Kid Castle Educational software Development Co., Ltd to other work (including but not limited to, assistance in hiring personnel and personnel training etc.); the executive leader shall prepare the company's preparatory project and business operation project according to the preparatory project and business operation project proposed by Shanghai Kid Castle Educational software Development Co., Ltd. All the proposals provided by Shanghai Kid Castle Educational software Development Co., Ltd shall not be changed except those have to be modified to suitable to special local situations, these modifications can only be make after consultation between both parties and under the written agreement from Shanghai Kid Castle Educational software Development Co., Ltd. After the company is established, the cost occurred during preparatory period shall be listed in the company's running cost, incase the company is unable to be established, this cost shall be born by the party that caused the failure of establishment of the company and the party that breaches the contract; if no party has responsibility for the failure of the establishment of the company, this cost shall be born by all the investment parties according to their respective investment ratio.

ARTICLE 12 RESPONSIBILITIES OF BOTH INVESTMENT PARTIES

Responsibilities of party A:

1. Shall obtain the written agreement from competent authorities for the establishment and running of the company jointly established by both parties.

2.    Shall apply all the items included in the business scope as stipulated in article 7 of this contract to the relevant authorities for approval, apply for an operation license and the related formalities; obtain a business license covering all the items included in the business scope stipulated in article 7 of this contract; any change to the company's business scope needs both parties' agreement.

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3.    In establishing new companies, it shall organize capital assessment, handle eleventh registration procedures; Party A shall not sell, rent out or hypothecate the leased site, or dispose of it otherwise.

4. Shall apply to the competent publication administrative authorities for a publication business license.

5. Shall apply to the relevant administrative authorities for all needed licenses for education investment and school running and related activities, and apply for tax and fee reduction and other preferential policies.

6. Shall coordinate the relations between the company and the local educational authorities so as to give full play to the company's advantages.

7. Shall handle the entry formalities for the teaching equipment, teaching facilities and teaching materials, and arrange their transport within China.

8. Shall assist the company to create school running conditions or develop new cooperative projects; prepare teaching equipment, hire teachers and personnel in Jiangxi province.

9. Shall Assisting foreign workers and staff in applying for entry visas, work license, temporary residence permit, and handling their travel procedures and other related matters.

10. Shall assist the company to arrange public utility and office facilities including water supply, communication (telecommunication), Wide Band and transport etc.

11. Party A shall undertake the following commitments: keep confidential to any of the information and materials (including, but not limited to, written materials, oral materials, audiovisual products, software, similarly hereinafter) provided by party B, at any time, after receiving them; Do not reveal, directly or indirectly, any part of the information and materials provided by party B to any third party; Do not allow any third party to obtain, use or plan to use any part of the information and materials provided by party B; Party A shall not copy, recompose, distribute, exhibit, lend out, transfer any of the information and materials provided by party B without written consent from party B; Party A shall ask its accountable persons, employees, or any third party who need to access the aforesaid information and materials for party A's reason but permitted by party B, to observe these same commitments, and party A shall enter into agreements of confidentiality containing the same clauses as described above.

12. Shall appoint its directors to the board of directors in accordance with the company's articles of association.

13. Shall assist the company to arrange other matters, handle other things entrusted by the company's shareholders general meeting and the board of directors.

Responsibilities of party B:

1. Shall establish business relationship with Shanghai Kid Castle Educational Software Development Co., Ltd covering businesses such as Kid Castle kindergartens, Kid Castle advanced studies schools, Kid Castle after school interest classes, Kid Castle commercial agents, Kid Castle teaching cooperation, Kid Castle business promotion etc;

2. Shall sign copyright license contract with Kid Castle Network Science and Technology Co., Ltd for the license of copyright and right of use to the related books and materials for the company.

3. Shall provide the company with information on Kid Castle children English and kindergarten education, teaching method with Kid Castle teaching materials and Kid Castle teaching concept.

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4.    Shall train managerial personnel, technical personnel, and teaching personnel for the company.

5. Shall supervise the company's internal management and promote the company's business.

6. Shall be in charge of select and hire foreign personnel and specialists for the company.

7. Shall recommend managerial personnel, technical personnel, and other necessary personnel for the company.

8.    Shall appoint directors and chairman to the board of directors.

9. Shall pay in advance the fund in accordance with the share of capital contribution to pay for the cost in establishment and running of the company.

10. Shall draft out all the necessary legal documents for establishment and running of the company.

11. Shall assist the company to arrange other matters, handle other things entrusted by the company's board of directors.

ARTICLE 13 BOTH PARTIES AGREE:

1. After the company is established, it shall open an office in Shanghai, party B shall manage the Shanghai office.

2. Party B appointed books and materials to which by Kid Castle Network Science and Technology Co., Ltd (referred as "party B appointed books") shall be published by party A legally; incase party B appointed books conflict with the books published by party A in contents, party A can refuse to publish them; when B appointed books are published by party A, party A shall promise that during the term of validity of this contract, party A shall not publish any non-party B appointed books with the same content as that of party B appointed books

3. When party A signs the copyright license contract with Kid Castle Network Science and Technology Co., Ltd, both party A and party B agree to sign a service contract with Shanghai Kid Castle Educational Software Development Co., Ltd for the joint invested company so that Shanghai Kid Castle Educational Software Development Co., Ltd shall provide consultation, manufacture and other services to the investors.

ARTICLE 14

Party A agrees:

The company is party A's external cooperation division, party A authorizes the company to issue books operated by the company on behalf of party A, the department of the company undertaking this work shall be the issue affairs department. At the date when party A obtains the license for copyright using and legal publishing rights to the books of Kid Castle Network Science and Technology Co., Ltd, it shall make a printing trust deed covering all the books to the printing company appointed by the company's issue affair department, the printing contract shall be signed by party A, the company and the printing company. In order for the company's development, party A promise that each year up to 50 kinds of books appointed by party B can be published (each book number means one kind).

Party A shall promise: As the general issuer of party B appointed books, that it shall only sell these books to the company and other qualified issuers appointed by the company to issue them. Party A agrees that in the first year of investment, it will only keep 5 % percent of the total list price of above mentioned books as its profit; from the second year of the investment, it only keeps 4 % percent of the total list price of

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above mentioned books as its profit; and the company shall not pay nay other cost to party A (including, but not limit to, management fee, labor cost, tax etc.). And party A also agree that the company has the right at first to deduct a proofing fee, editing fee (editing fee shall be 250 Yuan for each printed sheet, including re-proofing fee, and final proofing fee before paying the publication profit to party A (proofing fee and editing fee shall be paid by the company directly to the relevant bodies). If the company's publication business has a net profit, party A shall share 50 percent of this profit, Any other profit that party A can enjoy shall be put into party B's control so as to use it in a reasonable way which is favorable to the company's development. Both parties agree: The company shall carry out settlement and pay all the publication profit to party A at the end of each year under aforesaid principles and shall be calculated under the following conditions: from the date of the establishment of the company, at the first year, the quotient resulted by dividing the total list price from the issuance of party B appointed books with the total number of kinds of books (each book number means one kind) shall not be lower than 250,000 (if lower than 250,000 it shall be calculated as 250,000); form the second year, the total list price from the really issued party B appointed books shall be accounted. The company agrees to bear the printing cost for aforesaid books and the cost which party A should pay to Kid Castle Network Science and Technology Co., Ltd as copyright royalty, and pay in advance 10 percent of the copyright royalty to party A before each book's legal printing (including 10 percent of the copyright royalty that should be paid to Taiwan Kid Castle Network Science and Technology Co., Ltd). The balance of the printing cost and party A's publication profit (pre-calculated according to the real printing quality, paid at the end of each year as calculated under aforesaid principle and conditions) shall be paid in a lump sum within 3 months from the day when the printing of each kind of party B's appointed book is completed.

Chapter 7 Shareholders' General Meeting

ARTICLE 15

The shareholders' general meeting consists of shareholder of the company, and the shareholders' general meeting is the company's authoritative organization.

ARTICLE 16

The shareholders' general meeting exercises the following powers:

(1)   to decide on the company's operational policies and investment plans;

(2) to elect and replace directors and decide on matters relating to the remuneration of directors;

(3) to elect and replace the supervisors who are representatives of the shareholders and decide on matters relating to the remuneration of supervisors;

(4) to examine and approve reports of the directors and the board of directors;

(5) to examine and approve reports of the supervisors and the board of supervisors;

(6) to examine and approve the company's proposed annual financial budget and final accounts;

(7) to examine and approve the company's profit distribution plan and plan for the recovery of losses;

(8) to decide on increases in or reductions of the company's registered capital;

(9)   to decide on the issue of bonds by the company;

(10) to decide on the transfer of registered capital by a shareholder to a third party other than a shareholder of the company;

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(11)  to decide on an issue such as merger, division, change the form of the company, dissolution and liquidation of the company and other matters; and

(12)  to amend the company's articles of association.

Except those issues under the power of the shareholders' general meeting listed in this article, all other matters shall be decided by the board of directors.

Chapter 8 The Board of Directors

ARTICLE 17

The date of issuance of the company's business license shall be the date of the establishment of the company.

ARTICLE 18

The board of directors shall have one chairman, appointed by Shanghai Kid Castle Educational Software Development Co., Ltd, and one vice-chairman, appointed by the 21st Century Publication Company. The chairman of the board of directors is the legal representative of the company. Each session of the board of directors shall consist of 6 directors, including 2 directors appointed by the 21st Century Publication Company and 4 directors appointed by Shanghai Kid Castle Educational Software Development Co., Ltd. The term of office for the directors is three years (each session of the board of directors shall not excel three years). The directors' term of office may be renewed if continuously appointed by the relevant party. During their term of office, the directors shall not be relieved of their office without reason.

ARTICLE 19

The board of directors exercises the following powers:

(1) to be responsible for convening a shareholders' meetings and accountable to the shareholders' meeting;

(2)   to implement the resolutions of the shareholders' meeting;

(3)   to decide on the operational plans and investment plan of the company;

(4) to formulate the company's proposed annual financial budget and final accounts;

(5)   to formulate plans for profit distribution and recovery of losses;

(6) to formulate plans for increases in or reductions of the company's registered capital;

(7) to prepare plans for merger, division, change in corporate form and dissolution of the company;

(8)   to decide on the set up of the company's internal management structure;

(9) to appoint or dismiss the company's general manager and pursuant to the manager's nominations to appoint or dismiss the deputy manager and the financial officers of the company and decide upon their remuneration;

(10)  to formulate the company's basic management system.

(11) to decide on all other matters, except those issues under the power of the shareholders' general meeting.

ARTICLE 20

Following issues need consensus agreement from all directors before reporting to the shareholders' general meeting for resolution:

1.    Increases or reduces of the company's registered capital;

2.    Any revision of the company's articles of association;

3.    Any merger, division, change in corporate form;

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4.    Termination and dissolution of the company;

5. Issuance of shares or any kind of securities, including option, subscription warrant, bill or bond, dividend distribution to one of the cooperative parties in cash or other form, or buy-back of any of the shares by the company.

ARTICLE 21

Following issues need the agreement of at least half of the number of directors who attend the conference so as to adopt resolutions.

1.    Any change to the company's terms of operation;

2. Any change to the company's business scope and nature, including any change of service provided by the company;

3. Cooperating with any other company to form partnership or corporate into a new company, or any investment in the name of the company;

4. Any authorization to represent the company granted by the company or the board of directors, except the needs of the day to day operation of the company;

5.    Change in the company's location;

6. Deciding or handling any guarantee to the company; deciding to provide any guarantee to any third party for its obligations;

7.    Any acquisition by the company;

8. Approving the company's monthly, quarterly, biannual, and annual financial and management reports, including annual statement, budget and financial forecast, and foreign currency balancing schedule etc;

9. Appointing or dismissing the company's general manager, vice-general manager, financial and pursuant to the manager's nominations to appoint or dismiss the deputy manager and manager, accountant in charge, cashier in charge;

10. Proving and revising the company's internal managerial organization allocation scheme, and the company's internal and external basic management system;

11. Approving the company's monthly, quarterly, biannual, and annual business plan (referred as the business plan hereafter). Each business plan shall include, but not be limited to, the following items: personnel plan, financial plan, operation plan, administrative management plan, the company's predicted expenditure and investment in that period, profit distribution, sales promotion plan, price guidance in the national and international markets, import and export plan, and a service plan.

12. Any cooperation, pool, and contract that is made with any third party under the name of the company;

13. Company employees' remuneration, social insurance, benefit, and the criterion of travel expenses;

14. Approving the company's signing and implementation of any kind of informal contract made with a cooperating party or any third party.

15.   The company's financial auditing and censoring;

16.   Any other issues that need to be decided by the company.

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ARTICLE 15

The chairman of the board of directors is the legal representative of the joint venture company. Should the chairman be unable to exercise his responsibilities for any reason, he shall authorize the vice-chairman or any other directors to represent the joint venture company temporarily.

ARTICLE 16

The board of directors shall convene at least one meeting every year. The specific time for holding the meeting will be decided by the board of directors. The meeting shall be called and presided over by the chairman of the board of directors. The meeting shall not be held if the director has not been notified in written form 10 days prior to the date intended for starting the meeting, unless under consensus of all the directors, but a temporary meeting can be held without this notice in advance. Minutes of the meetings shall be placed on file.

Principally the meeting shall be held in Shanghai and Nanchang. Under the chairman's agreement, the meeting can be held in the form of a conference call, or can be held in other places. If all the directors give written agreement, the resolution of the board of directors can be made without holding the meeting, the written agreement of the directors shall be placed on file.

In case a director is unable to attend the meeting, he has the right to entrust, with a trust deed, someone to attend the meeting and vote in the meeting for and on behalf of him. In case a director neither attends the meeting himself, nor trusts anyone in written form to attend the meeting and vote in the meeting for and on behalf of him, after reviving the notice of the meeting, it shall be deemed that he agrees to both the process and the decision of the meeting, without any dissidence.

Chapter 8 Business Management organization

ARTICLE 17

The company shall establish a management organization which shall be responsible for its daily management. The management office shall have a general manager, a vice-general manager, a financial vice-general manager, an education tutorship department supervisor, an education promotion department supervisor, and an issuance affair department supervisor. The chairman of board of directors shall act as the general manager concurrently; The vice-general manager shall be appointed by Party A; the financial vice-general manager shall be appointed by Party B, and hired by the board of directors; other supervisors shall be decided by the board of directors. The joint company's management organization includes: management department, education tutorship department, finance department and issuance affair department.

ARTICLE 18

The general manager shall report to the board of directors, exerting the following responsibilities according to this contract:

(1) Conducting the daily management of the company's production and business management, carrying out the decisions of the board of directors;

(2)   Carrying out the company's annual business plan and investment plan;

(1) Drafting the company's internal managerial organization all-location scheme;

(2)   Drafting the company's basic management system;

(3)   Constitute the company's specific rules and regulations;

(4) Applying for appointing or dismissing the company's vice-general manager and the finance chief;

(5) Appointing or dismissing other managerial personnel except those appointed and dismissed by the board of directors;

(6) Exerting other powers granted by the company's articles of association and the board of directors;

ARTICLE 19

Should the general manager be unable to exercise his responsibilities for any reason, he shall authorize the vice-general manager by written trust deed to represent him to exercise his responsibilities, should the vice-general manager refuse the trust, the general manager has the right to entrust any other person to represent him to exercise his responsibilities.

ARTICLE 20

The company's managerial organization consists of all kinds of functional departments, the supervisors of these departments shall be appointed by the general manager, and each of them shall be responsible for the work of their respective department, unless specially stipulated otherwise in this contract.

According to the business needs, the company may establish a professional directing committee, and retain experts to provide consultation to the company.

ARTICLE 21

In case of graft or serious dereliction of duty on the part of the general manager and vice-general manager, or any other senior managerial offer, the board of directors shall have the power to dismiss them at any time.

Chapter 9 Purchase of Equipment

ARTICLE 22

In its purchase of required machinery and equipment, materials, means of transportation and articles for office use, etc., the joint venture company shall give first priority to purchase in China where conditions are the same. Nevertheless if it is necessary, the company has the right to import foreign teaching equipment, materials, etc. after obtaining the import license.

Chapter 10 Labor Management

ARTICLE 23

Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalties and other matters concerning the staff and workers of the company shall be drawn up between the company and the labor union of the company as a whole in accordance with the Labor Laws of the People's Republic of China and other laws and codes.

ARTICLE 24

The general manager, vice-general manager, and the financial manager's salaries, social insurance, welfare and the standard of traveling expenses etc. shall be decided by the meeting of the board of directors.

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Chapter 11 Taxes, Finance and Audit

ARTICLE 25

The company shall pay taxes in accordance with the provisions of Chinese laws and other relative regulations.

ARTICLE 26

The company's employees shall pay their personal income tax in accordance with "the Law of Individual Income Tax of the Peoples Republic of China".

ARTICLE 27

The fiscal year of the company shall be from January 1st to December 31. The company's first fiscal year shall be started form the date of the establishment to the December 31st of the same year; the last fiscal year shall be started form the January 1st to the date when the contract is terminated or expired. All vouchers, receipts, statistic statements, reports and financial account books shall be written in Chinese, when it is necessary, they can be translated into English, if there is any difference between the Chinese edition and English edition, the Chinese edition shall be adopted.

ARTICLE 28

Financial checking and examination of the company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager. Shareholders have the right to consult the company's financial reports.

ARTICLE 29

The company shall establish an independent financial institution under the leadership of the financial manager. The financial manager shall be recommended by party B; the financial accountant in charge and the cashier in charge shall be recruited by the financial manager. Party A has the right to audit the company's finance, and the expenses occurred thereof shall be borne by party A.

In the first three months of each fiscal year, the company's financial manager shall prepare the previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

The company shall establish a financial system in accordance with accounting rules recognized both in China and in the world. The company adopts debit and credit accounting system, and accounting shall be carried out on an accrual basis.

Chapter 12 The use of Office building

ARTICLE 30

Party A provides a site (the east part of the first floor of 21st Century Building with an area of 500 square meters, located at 75 Zi'an Road, Nanchang
City) as the company's business address.

Chapter 13 Duration of the investment

ARTICLE 31

The duration of the company is 10 years. The establishment date of the company shall be the date on which the business license of the cooperative venture company is issued. When either party, within 6 months before the expiration of the contract, still carries out a business that is related to one of the businesses in this contract, each party has the right to invest and sign the agreement (contract) for the cooperation in priority at the same condition as the other party.

Chapter 14 Termination of the Contract and Dissolution of the Company

ARTICLE 32

Both investment parties agree that the contract shall be terminated and the company shall be dissolved, in accordance with the contract, or the company's articles of association, or in accordance with any relevant procedures in the latest law and statute formally publicized, in any of the following situations.

1. Within 100 days from the date on which the contract becomes effective, the company is unable to obtain the approval from the relevant registration authorities for its business scope as stipulated in article 7 of this contract, including publication and distribution of books, newspapers, magazines, and audiovisual products; sale of educational products and office supplies; advertisement, education management, training, consultation; corporate image design, and marketing planning.

2. In case the company is unable to obtain the business license within 100 days from the date on which the contract becomes effective, this contract shall be terminated naturally.

3. Any party of this company breaches the company's articles of association in transferring its shares;

4. On the expiration of the term of investment or on the expiration of any extended term, this contract shall be terminated and the company dissolved naturally.

5. Any change, either in the purpose of production stipulated in article 6 of this contract, or in the business scope stipulated in article 8 of this contract, made by the company, or any suspension of business that lasts for more than 6 months, shall cause the contract to be terminated, and the company shall be liquidated in accordance with the relevant procedures.

6. In case the company suffers heavy losses and is unable to continue business;

7. In case of force majeure, the company is unable to continue business (refer to chapter 21 for the definition of force majeure);

8. In case any party fails to fulfill its responsibilities as stipulated in the contract, and the observant party reasonably deems that it is the delinquent party's breach of contract that has caused the economic objective of the contract to fail, brings actual risk of loss to the observant party, or brings actual adverse effect to the observant party's rights and benefits in the company.

9. Should any party of this contract fail to provide on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, constituting a breach of contract, unless otherwise allowed by the other party;

10. The company's properties are confiscated or expropriated, and so the company is unable to operate;

11. In case the company violates the laws of China, and the Chinese government orders the company to close down;

12. Any investment party of the company is dissolved and liquidated, or has lost repayment ability and is unable to pay it's debt on time.

13.  Both parties agree to dissolve the company.

      In case the board of directors decides to dissolve the company, or any investment party exercises its right to unilaterally terminate the company ahead of expiration according to the comport and the company's articles of association, both parties of the company shall take reasonable steps to dissolve the company in accordance with the applicable laws and statute formally publicized, and apply to the approving authorities for approval of the dissolution.

14.   When court or e arbitration body verdict orders to terminate the contract.

If the contract is terminated by shareholders in accordance with the abovementioned stipulations and/or rules before establishment of the company, i.e. before the business license of the company is obtained, all the returnable properties that invested in the company by the shareholder shall be retuned to the shareholders.

If the contract is terminated by the shareholders in accordance with the abovementioned stipulations and/or rules after establishment of the company, i.e. after the business license of the company is obtained, liquidation shall be carried out according to agreement between both parties or in accordance with relevant regulations.

Chapter 15 The Disposal of Assets after the Expiration of the Duration

ARTICLE 33

When the company is terminated before expiration or normally expired, liquidation shall be carried out according to the stipulations of the company's article of association or in accordance with relevant legal procedures.

At the time when the company is terminated before expiration or normally expired, under the principle of observing social responsibility, protecting the interest of children and infants, party B shall take over all the customer resources, and party A shall assist party B in doing this work.

Chapter 16 Insurance

ARTICLE 34

Insurance policies of the company on various kinds of risks shall be underwritten by the People's Republic of China. In case these insurance policies cannot be obtained within China, the company shall obtain them from foreign insurance companies. Types, value and duration of insurance shall be decided by the board of directors according to the related regulations of insurance companies within China.

Chapter 17 Loyalty Clause

ARTICLE 35

The chairman of the board of directors, directors, the general manager and other top ranking officers shall observe these articles of association, loyally fulfill their responsibilities, and protect the interests of the company. Do not make use of their positions and powers to figure out expediencies for themselves or for the unit that recommended them. The chairman of the board of directors, directors, the general manager and other top ranking officers shall not abuse their powers to commit bribery or accept bribes, or make other illegal income, and shall not usurp on the company's property.

ARTICLE 36

The chairman of the board of directors, directors, the general manager and other top ranking officers shall not misappropriate the company's funds, or loan out the company's funds to other persons. The chairman of the board of directors, directors, the general manager and other top ranking officers shall not deposit the company's property in accounts under their own names or under the names of other persons. The chairman of the board of directors, directors, the general manager and other top ranking officers shall not provide any guaranty to shareholders of the company or any other individual by hypothecating the company's property.

ARTICLE 37

The chairman of the board of directors, directors, the general manager and other top ranking officers shall not enter into contracts or carry out transactions with other companies unless otherwise stipulated in this articles of association or under the decision of the meeting of the board of directors.

ARTICLE 38

The chairman of the board of directors, directors, the general manager and other top ranking officers shall not reveal the company's secret, unless otherwise stipulated by the relevant laws or under agreement by the board of directors.

ARTICLE 39

Should the chairman of the board of directors, directors, the general manager and other top ranking officers intend to resign, a written report of resignation shall be submitted to the board of directors 3 months prior to the date of intended resignation.

ARTICLE 40

Should the chairman of the board of directors, a director, the general manager or any other top ranking officer violate the resolutions of the board of directors, or commit malpractice, violate the law, administrative rules or regulations of the company's article of association, when fulfilling their duties, he shall compensate any loss or damage resulting from any of abovementioned activities.

Should the chairman of the board of directors, any of the directors, the general manager or any other top ranking officer commit any one of abovementioned activities, they shall be dismissed at any time through the meeting of the board of directors, as well as prompted to compensate any loss or damage resulting from the activity.

Chapter 18 The Amendment, Alteration and implementation of the Contract

ARTICLE 41

After the contract is signed, if any amendment of current state or local laws, statutes, decrees or rules is made by the national or local government, including any amendment, supplement, or cancellation to the current laws, statutes, decrees or regulations, or any different interpretation or different enforcement measure is made to the current laws, statutes, decrees or regulations, or any new law, statutes decree or rules is made (all referred as "new rules") is made, and any of these new rules and/or amendments will adversely and materially affect the economic interests of the company, either directly or indirectly, after the approval of the contract, under this circumstances, the contract shall be executed with the original clauses.

In case above measures cannot eliminate the adversely affect to economic interest of the company of any party of the company, the affected party shall ask the other party to discuss the problem, and both parties shall consult together in time to solve the problem, make necessary amendment to the contract, so as to protect the party's economic interest based on this contract.

ARTICLE 42

This contract and its attachments constitute a complete set of agreements between both parties. This contract and the company articles of association shall replace and supersede all of the earlier oral or written agreements, contract, understandings and communications in relation to the contract and the company articles of association. In case this contract and the company's articles of association conflict with the feasibility study report, the clauses and regulation in the contract and the company's articles of association shall be adopted. Where the contract and the company's articles of association conflict with each other, the contract shall be adopted.

Chapter 19 Liability for Breach of Contract

ARTICLE 43

Should either party A or party B fail to provide on schedule the contributions in accordance with the term stipulated in this contract, and three months after the term aforesaid, the party in breach still unable to pay the aforementioned contributions, the observant party has the right to terminate the contract and claim for compensation from the party in breach according to the stipulations of the contract. Incase the economic loss suffered by the observant party is more than the sum of the penalty, the observant party has the right to ask the delinquent party to give further compensation for the loss.

ARTICLE 44

Should all or part of the contract and its appendices be unable to be fulfilled owing to the breach of contract by any party, or by the fault of any one party, the party in breach shall pay the observant party a penalty which shall account for 20 percent of the real sum of contribution, and at the same time bear all the liabilities thereof. Should it be the fault of both parties, each party shall bear their respective liabilities according to the actual situation. Incase the economic loss suffered by the observant party is more than the sum of the penalty, the observant party has the right to claim for full compensation for its real loss from the delinquent party.

ARTICLE 45

In case the observant party waives his right of claim to the delinquent in certain circumstance, it shall no deemed that the observant party will also waives his right of claim to the delinquent in other certain circumstances.

ARTICLE 46

Should the company be unable to continue its operation or achieve its business purpose due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract, that party shall be deemed to have unilaterally terminated the contract. Under this circumstance, the other party shall have the right to terminate the contract in accordance with the provisions of the contract, and claim for compensation to its damages. In case Party A and Party B of the company agree to continue the operation under this circumstance, the party who fails to fulfill its obligations shall be liable for the economic losses caused thereby to the company.

Chapter 20 Force Majeaure

ARTICLE 47

Should either or both of the parties to the contract be prevented from executing the contract by force majeure, such as an earthquake, typhoon, flood, fire, war, state policy changes or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by telegram without any delay, and within 15 days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

Chapter 21 Applicable Laws and Settlement of Disputes

ARTICLE 48

The formation, validity, interpretation, execution and settlement of disputes, in respect of this contract shall be governed by the relevant laws, decrees, statutes and rules of the People's Republic of China. Any disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between various parties. The consultations shall be immediately started after either party receives the written requirement for consultations from the other party. In case no settlement can be reached through consultations, after both parties reach a consensus agreement, the disputes shall be submitted to Jiangxi Arbitration Commission or arbitration. Both parties agree that Arbitration shall be made within 30 days after the submission of the dispute, or as early as possible.

The arbitration verdict is final and binding on both parties, any party has the right to apply for compulsory execution to the court of jurisdiction. The lost party in the arbitration shall bear the arbitration fee and the other party's attorney fee, as well as execute the verdict of the arbitration.

ARTICLE 49

During arbitration, this contract, except the part that contains the issues under dispute, shall continue to be executed by both parties, provided it is can be implemented.

Chapter 22 Effectiveness of the Contract and Miscellaneous

ARTICLE 50

Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of various parties listed in this contract shall be the posting addresses. Whether this contract is terminated or not, party A and its shareholders shall not use the characters "Kid Castle" without the written consent from party B.

ARTICLE 51

Where there is any difference between the contract and company's articles of association, the articles of association shall prevail.

ARTICLE 52

The contract shall come into force commencing on the date at which it is signed or stamped by both parties. This contract is in quadruplicate, and each party holds two copies. The appendices drawn up in accordance with the principles of this contract are integral parts of this contract.

Party A:      (stamp)
Representative of party A: (signature)
Date: July 8th, 2003

Party B:      (stamp)
Representative of party B: (signature)
Date: July 8th, 2003